Preliminary Recommendations 10 January 2007 Project Libra Exhibit 99(c)(3)

Disclaimer
Project Libra
1
This document has been prepared by Morgan Stanley Dean Witter Asia Limited (“Morgan Stanley”) for the Board
of Directors of Able Star Associates Limited (“Able Star”) solely for information purposes in connection with the proposed possible general offer for Asia Satellite Telecommunications Holdings Limited and should not be relied upon, or form the basis for any decision or action, by Able Star and its affiliates. This document must be held by you and your directors, officers and employees in strict confidence and may not be communicated, reproduced or distributed to any other person in whole or in part at any time except with the prior written consent of Morgan
Stanley.
This document, the analyses and valuations contained in it were prepared based solely on information obtained from
Able Star and from public sources on or prior to the date hereof. We have assumed and relied upon, without independent verification, the accuracy and completeness of the information reviewed by us for the purposes of this
presentation.   No representation or warranty, express or implied, is or will be made by Morgan Stanley or its
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prospects or returns, if any.
Any views contained herein are based on financial, economic, market and other conditions prevailing as of the date of this presentation.
The objective of this document is to provide Able Star’s Board of Directors with a valuation base for discussion of the potential offer price and transaction tactics. It does not constitute and should not be considered as any form of financial opinion or recommendation on the part of Morgan Stanley or any of its subsidiaries or associated companies.

Potential Offer Price Analysis
Historical Trading Prices
Last 3 years
Project Libra
• 3-year high of HK$17.3
• Stock has been trading
around HK$14 level for the
last two years
• Very low trading volume
Conclusions
• Based on historical prices,
an offer price higher than
HK$17.30, which is the
highest price in the last 3
years, should be attractive to
the shareholders
– At least 26% premium over
current share price
5
Source Factset
6 Mths Average 13.5
1 Year Average 13.4
2 Year Average 13.8
3 Year Average 14.0
3-Year High 17.3
11
12
13
14
15
16
17
18
1/6/04 4/1/04 7/2/04 9/24/04 12/22/04 3/22/05 6/21/05 9/14/05 12/9/05 3/10/06 6/12/06 9/4/06 1/8/07
0
500
1,000
1,500
2,000
2,500
3,000
3,500
4,000
Volume Price
Last 3 Years Aries Share Performance (1)
HK$ Vol. (‘000)
Notes
1. As of 8   January, 2007
th

Potential Offer Price Analysis
Aries Valuation Matrix
6
Notes
1.
Current-share-price-as-of-8-January-2007-at-HK$13.78
Project Libra
Aries Share Price History
(1)
HK$ Last 30 Days Last 6 months LTM Last 2 years Last 3 years
Mean 13.9 13.5 13.4 13.8 14.0
Prem./(Disc) to Current 1.2% (2.2%) (2.8%) 0.1% 1.3%
High 14.2 15.0 15.0 16.0 17.3
Prem./(Disc) to Current 3.2% 8.9% 8.9% 15.7% 25.5%
80% of Shares Traded Below: 14.0 14.0 13.5 14.6 14.8
Prem./(Disc) to Current 1.5% 1.5% (2.0%) 5.6% 7.4%
Going - Private Valuation Analysis
Premium Premium / (Discount) to Agg Value 2005A 2005A
to Current HK$ / Share 30-Day Average LTM Mean LTM High (US$MM) AV / EBITDA (x) P/E (x)
20% 16.5                       18% 23% 10% 619                  6.7                   17.6
25% 17.2                       23% 29% 15% 654                  7.1                   18.4
30% 17.9                       28% 34% 19% 688                  7.5                   19.1
35% 18.6                       33% 39% 24% 723                  7.9                   19.8
40% 19.3                       38% 44% 29% 758                  8.2                   20.6

$17.03
$15.50
$18.77
$16.98
$18.86
$16.12
$20.22
$18.31
13 14 15 16 17 18 19 20 21
Offer Price Range
HK$
Potential Offer Price Analysis
Potential Offer Price Analysis
Project Libra
7
• HK$18.00 offer price would
represent
– 31% premium over current
share price
– 4% higher than the 3-year
high stock price
– In line with premiums paid
for Hong Kong minority
squeeze out privatizations
– Higher than premiums paid
for global satellite
acquisitions
– In line with multiples paid
in global satellite
acquisitions
Global Satellite
Acquisition Multiples
Global Satellite
Acquisition Premiums
Hong Kong Minority
Squeeze out Privatizations
Hong Kong Minority
Squeeze out
Privatization excluding
Real Estate
Transactions
3-Year High
HK$17.30
(7.0x 2005A EBITDA) (8.0x 2005A EBITDA)
(13% premium) (17% premium)
(36% premium)
(47% premium)
(23% premium) (33% premium)
Current Price
HK$13.78

Project Libra

Potential Offer Price Analysis

Minority Squeezeout Transactions

Hong Kong Public Offer Premia
Minority Squeezeout
HK$MM

Date Ann.	Acquiror	Target	Target Industry	Scheme v. GO	Consideration	Price/ Share	Prior Stake	Add. Stake Sought	Equity Value: Implied 100%	Equity Value: Stake Sought	Offer Premium Over: 1 Trading Day Prior	Offer Premium Over: 10 Trading Days Avg	Offer Premium Over: 30 Trading Days Avg	Offer Premium Over: 30 Cldr Days Prior	Offer Premium Over: NAV	Incorporation of Target
8-Jun-06	Air China International Corp	CNAC	TRANSPORTATION	Scheme	Cash	2.80	68.4%	31.6%	9,568	3,027	42.1%	52.2%	49.8%	47.4%	201.1%	Hong Kong
28-Oct-05	PetroChina Co. Ltd.	Jilin Chemical Industrial Co. Ltd.	PETROCHEMICALS	GO	Cash	2.80	67.3%	32.7%	9,971	3,262	15.5%	16.7%	17.2%	23.1%	98.9%	PRC
17-May-05	Henderson Land Dvlp Co Ltd	Henderson China Holdings Ltd	REAL ESTATE	Scheme	Cash	8.00	65.3%	34.7%	3,982	1,381	66.7%	61.1%	64.3%	64.9%	(42.7%)	Bermuda
29-Apr-05	Hutchison Telecom International	Hutchison Global Comm	TELECOMM	Scheme	Cash or Stock	0.65	52.5%	47.5%	4,488	2,130	36.8%	44.0%	43.8%	46.1%	1,811.8%	Bermuda
29-Dec-04	Beijing Feitian/Sinopec	Beijing Yanhua	PETROCHEMICALS	GO	Cash	3.80	70.2%	29.8%	12,821	3,816	10.9%	18.8%	23.9%	25.6%	140.5%	PRC
29-Oct-04	Power Jade Ltd	Kwong Sang Hong Intl Ltd	REAL ESTATE	Scheme	Cash	1.25	53.5%	46.5%	1,200	558	11.6%	30.2%	40.0%	42.0%	(31.7%)	Bermuda
21-May-03	Shanghai Indl Hldg Ltd	SIIC Medical Science & Tech	BIOTECH/PHARMA	Scheme	Cash	2.15	66.0%	34.0%	1,333	454	15.0%	20.7%	23.9%	25.7%	64.1%	Cayman
20-May-03	Majority Shareholders	Pacific Concord	REAL ESTATE	Scheme	Cash	0.65	57.0%	43.0%	2,111	907	51.2%	61.3%	60.8%	51.2%	(55.5%)	Hong Kong
3-May-03	COFCO (Hong Kong) Ltd	Top Glory International Hldgs Ltd	REAL ESTATE	Scheme	Cash	0.74	58.9%	41.1%	2,475	1,016	72.1%	81.2%	74.5%	80.5%	(44.8%)	Hong Kong
13-Dec-02	New Asia Realty and Trust Co Ltd	Realty Development Co Ltd	REAL ESTATE	Scheme	Cash	3.20	72.4%	27.6%	3,684	1,016	28.0%	31.6%	45.1%	48.8%	(18.8%)	Hong Kong
7-Aug-01	China Estates Holdings	Evergo China Holdings	REAL ESTATE	Scheme	Cash or Stock	0.18	53.4%	46.6%	1,154	538	55.2%	71.1%	65.4%	56.5%	(78.0%)	Bermuda
1-Feb-01	Camstar Capital	Concord Land	REAL ESTATE	GO	Stock	1.40	75.0%	25.0%	1,764	441	66.7%	73.0%	65.6%	64.7%	(70.8%)	Cayman
3-Jan-01	LBJ Regents, Dolios, CDW Holdings	Mingly Corporation Ltd	REAL ESTATE	GO	Cash	0.70	76.5%	23.5%	2,293	539	29.6%	45.8%	55.8%	66.7%	(33.3%)	Cayman
29-Nov-00	Sime Darby Bhd	Sime Darby Hong Kong Ltd	AUTOMOTIVE	Scheme	Cash	4.00	74.9%	25.1%	1,865	468	35.6%	55.2%	64.2%	72.0%	37.9%	Hong Kong
19-Apr-00	ICBC	Union Bank of Hong Kong Ltd	BANKING	GO	Cash	7.52	53.2%	46.8%	1,805	845	6.7%	7.4%	7.1%	3.0%	(25.7%)	Hong Kong
										Mean	**36.2%**	**44.7%**	**46.8%**	**47.9%**	**130.2%**	
										Median	**36.2%**	**49.0%**	**52.8%**	**50.0%**	**(28.7%)**	
										Mean (ex. Real Estate)	**23.2%**	**30.7%**	**32.9%**	**34.7%**	**332.7%**	
										Median (ex. Real Estate)	**15.5%**	**20.7%**	**23.9%**	**25.7%**	**98.9%**	

Notes
1. Data sorted in reverse chronological order
2. 15 total transactions
3. Real estate deals excluded because the valuation was more driven by discounts to NAV rather than premium

Morgan Stanley

8

Potential Offer Price Analysis
Precedent Transaction Multiples
Project Libra
9
Notes
1. Includes $250MM Boeing Liability
2. Trailing represents last twelve months; forward represents next twelve months
Satellite Industry Leverage Levels
Total Debt /
LTM EBITDA
SES Global (YE05) 3.7x
Eutelsat (Pre-IPO) 5.4x
Intelsat / PanAmSat PF 8.0x
PanAmSat Post-KKR Acq. 6.0x
Intelsat Post-Consortium Acq. 6.1x
New Skies Post-Blackstone Acq. 6.3x
• Global satellite precedents
show that approximately 7.0-
8.0x AV/EBITDA multiple is
required
– Implied price of HK$17.03 –
HK$18.86 based on 2005A
EBITDA
• However, this multiple
should be higher than that of
Aries due to:
– Global satellite companies’
larger scale
– Higher growth profile
– Stronger cash flows to
support higher leverage
and hence higher return on
acquisition
Satellite Operator Precedent Transactions
Announcement Transaction
Acquiror Target Date Value Prior Day 30-day prior Trailing (2) Forward (2)
SES New Skies 12/14/2005 1,421
(1)
-3% 9% 9.2x 8.8x
Intelsat PanAmSat 8/29/2005 6,408 26% 25% 9.6x 9.0x
Apax / Apollo/ MDP/ Permira Intelsat 8/16/2004 5,170 NM NM 7.3x 6.8x
Blackstone New Skies 6/6/2004 956 14% 16% 8.1x 7.8x
KKR/Carlyle/Providence PanAmSat 4/20/2004 4,285 NM NM 7.2x 7.1x
Apax/Permira Inmarsat 10/16/2003 1,580 NM NM 5.2x 5.6x
Intelsat Loral 7/15/2003 820 NM NM 6.8x 7.8x
SES GE Americom 3/28/2001 5,000 NM NM 12.9x 11.5x
Lockheed Comsat 9/20/1998 3,388 NM NM 12.1x 11.0x
Loral SatMex 10/27/1997 937 NM NM 11.3x 10.2x
Loral Orion 10/7/1997 490 20% 33% N.M. 14.0x
Loral AT&T Skynet 9/26/1996 713 NM NM 7.5x 7.0x
Hughes PanAmSat 9/20/1996 3,928 11% - 30.4x 13.0x
'01-'06 Mean 3,205 13% 17% 8.3x 8.0x
'96-06 Mean 2,700 14% 21% 10.6x 9.2x
AV/EBITDA Premium to Announcement

Tactics of Approaching Investors
Tactics of Approaching Investors
Project Libra
10
• HK$18.0 may be an offer price attractive for investors
– Implying 7.5x 2005A EV/EBITDA, comparing to the current 5.2x
– Implying 31% premium over current share price of HK$13.78
– 4% premium over 3-year high of HK$17.3